      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2002

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                  GLOBAL SPORTS & ENTERTAINMENT, INC.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       04-3021770
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

         5092 S. Jones Boulevard
              Las Vegas, NV                                89118
----------------------------------------    ------------------------------------
(Address of principal executive offices)                 (Zip Code)


                       Global Sports & Entertainment, Inc.
                           2002 Consultants Stock Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                Wayne Allyn Root
                             5092 S. Jones Boulevard
                                Las Vegas, 89118
    ------------------------------------------------------------------------
              (Name and address and telephone of agent for service)

                                      CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 1,000,000               $0.70               $700,000              $64.40
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid ask price of the Common Stock of the registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on March 13, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed by the registrant with the Securities and Exchange Commission (the "Commission") on March 29, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed by the registrant with the Commission on April 30, 2001.

                  (c) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed by the registrant with the Commission on August 14, 2001.

                  (d) The Quarterly Report on Form 10-QSB for the quarter ended September 31, 2001, filed by the registrant with the Commission on November 19, 2001.

                  (e) The description of the registrant's common stock, which is contained in a registration statement filed on Form SB-2 on February 2, 2000.

                  (f) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain legal matters in connection with the common shares being registered herein will be passed upon for the Company by Pollet & Richardson, a Law Corporation. Erick E. Richardson and Nimish Patel, principals of the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Our Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Delaware Business Corporation Law. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability for (i) any breach of the duty of loyalty to us or our shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain securities law, or (v) any transaction from which the director derives an improper personal benefit. Liability under Federal securities laws are not limited by the Articles of Incorporation. The Delaware Business Corporation Law requires that we shall indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in our name. Reference is made to the detailed terms of the Delaware indemnification statute for a complete statement of such indemnification rights. Our Restated Bylaws require us to provide indemnification to the fullest extent of the indemnification statute.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we are aware that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  5.0      Opinion regarding legality

                  10.1     Global Sports & Entertainment, Inc. 2002 Consultants
                           Plan

                  23.1     Consent of Moore Stephens, P.C.

                  23.2     Consent of Pollet & Richardson
                           (included in Exhibit 5)

ITEM 9.           UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 13th day of March, 2002.

                                            GLOBAL SPORTS & ENTERTAINMENT, INC.


                                            By:  /S/ WAYNE ALLYN ROOT
                                               ---------------------------------
                                                 Wayne Allyn Root
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated:  March 13, 2002                        /S/ WAYNE ALLYN ROOT
                                            ------------------------------------
                                            Wayne Allyn Root
                                            Chief Executive Officer/Chairman of
                                            the Board



Dated:  March 13, 2002                        /S/ DOUGLAS R. MILLER
                                            ------------------------------------
                                            Douglas R. Miller
                                            President/Chief Operating
                                            Officer/Director



Dated:   March 13, 2002                       /S/ TIM J. KEATING
                                            ------------------------------------
                                            Tim J. Keating, Director



Dated:   March 13, 2002                       /S/ JOHN T. MANNER
                                            ------------------------------------
                                            John T. Manner, Director



Dated:   March 13, 2002                       /S/ RALPH R. PAPITTO
                                            ------------------------------------
                                            Ralph R. Papitto, Director


Dated:   March 13, 2002                       /S/ DAVID P. HANLON
                                            ------------------------------------
                                            David P. Hanlon, Director

                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------

5.0               Opinion regarding legality
10.1              Global Sports & Entertainment, Inc. 2002 Consultants Plan
23.1              Consent of Moore Stephens, P.C.
23.2              Consent of Pollet & Richardson (included in Exhibit 5)


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